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Exhibit 10-c
(Sample)

                              FIRST NATIONAL BANK
                             VICKSBURG, MISSISSIPPI

                      DIRECTORS DEFERRED INCOME AGREEMENT

         This Agreement is entered into by and between FIRST NATIONAL BANK, VICKSBURG, MISSISSIPPI (the "Bank"), and (the "Director").

                             W I T N E S S E T H :

         WHEREAS, the Bank recognizes that the competent and faithful efforts of the Director on behalf of the Bank have contributed significantly to the success and growth of the Bank;

         WHEREAS, the Bank values the efforts, abilities and accomplishments of the Director and recognizes the Director's services will substantially contribute to its continued growth and profits in the future;

         WHEREAS, the Bank desires to compensate the Director and retain the services of the Director if re-elected to serve on the Board of Directors;

         WHEREAS, the Director, in consideration of the foregoing, agrees to continue to serve as a Director, if re-elected;

         WHEREAS, the Director has agreed to defer receipt of fees to be earned in the future.



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         NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE 1. DEFINITIONS

         For the purposes of this Agreement, whenever the context so indicates, the capitalized terms shall have the following meanings:

  Beneficiary:            The person or persons designated by the Director who
                          may become entitled to receive the compensation payable Under Article 3 and Article 4 of this
                          Agreement (see Article 8).

  Deferral Period:        The Sixty (60) month period which commenced on the
                          date shown on the Addendum to this Agreement. An
                          Election to Participate Form signed by the Director is included and made a part of this Agreement.

ARTICLE 2. DEFERRAL OF FEES

         The Director has elected to defer receipt of Director's fees to be earned during the Deferral Period. Once the Director has executed the Election to Participate Form, a subsequent increase in the Director's fees payable due to an increase in the fee structure shall also be deferred under the provisions of this Agreement, unless the Director directs the Secretary in writing within 10 days after notification of the increase and prior to the right to receive the additional fees that such additional fees are not to be deferred. If Director fees are increased or decreased during the Deferral Period, the compensation payable under Article 3 and Article 4 shall be actuarially determined and evidenced by an Addendum to this Agreement.

ARTICLE 3. COMPENSATION

         The Bank agrees to pay Director, if living, and if not, then to the designated Beneficiary, the annualized amount as shown in the Addendum to this Agreement, payable in monthly



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installments, for a total of One Hundred Twenty (120) consecutive monthly installments, commencing on the first business day of the month following the end of the Deferral Period, or upon Director's death if such shall occur before the payments have commenced. The payments may be accelerated or paid in a lump sum at the request of the Director and subject to the Board's discretion. Accelerated payments are to be actuarially determined to be of substantially the same value as payments made under the terms of this Article using the Pension Benefit Guarantee Corporation interest rate for and valuing deferred and immediate annuities. However, in any event, post-retirement amounts payable under this Article 3 and the Addendum to this Agreement shall be adjusted as provided by the provisions of Article 5 as required therein.

ARTICLE 4. DEATH OF DIRECTOR AFTER BEGINNING OF PAYMENTS

         If the Director dies after the beginning of monthly payments, but prior to receiving the full One Hundred Twenty (120) monthly installments, the Bank shall continue to pay such monthly installments to the Director's Beneficiary until the total number of payments made to the Director and his or her Beneficiary equal One Hundred Twenty (120).

ARTICLE 5. BENEFIT REDUCTION CLAUSE

         (a) Termination. If the Director shall terminate service on the Board during the Deferral Period, the post-retirement benefits provided under this Agreement will be reduced prorata by the amount of time remaining in the Deferral Period.

         (b) Absenteeism. Post-retirement benefits payable under this Agreement shall be reduced for meetings missed during the Deferral Period. The amount of reduction shall be determined by treating each year separately. The reduction shall be actuarially calculated and shall depend upon the fees attributed to the meeting missed and the year in which missed.



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ARTICLE 6. STATUS OF AGREEMENT

         This Agreement does not constitute a contract of employment between the parties, nor shall any provision of this Agreement restrict the right of the Bank's shareholders to replace the Director or the right of the Director to terminate service on the Board.

ARTICLE 7. BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon the successors and assigns of the Bank, and upon the heirs and legal representatives of the Director.

ARTICLE 8. BENEFICIARY DESIGNATION

         For purposes of this Agreement, the Director may from time to time designate, in writing, any person or persons, contingently or successively to whom the Bank shall pay the Director's benefits on event of the Director's death. The Bank shall prescribe the form for the written designation or Beneficiary and, upon the Director's filing the form with the Bank, it effectively shall revoke all designations filed prior to that date by the Director. If the Director fails to designate a Beneficiary or if the Beneficiary designated by the Director predeceases him or dies before complete distribution of the Director's benefits, then the Bank shall pay the Director's benefits to the legal representative of the estate of the last to die of the Director and his or her Beneficiary.

ARTICLE. 9. INCOMPETENCY

         If the Bank shall find that any person to whom any payment is payable under this Agreement is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or a custodian



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determined pursuant to the Uniform Gift to Minors Act, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Bank may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

ARTICLE 10. ASSIGNMENT OF RIGHTS

         None of the rights to compensation under this Agreement are assignable by the Director or any Beneficiary or designee of the Director, and any attempt to anticipate, sell, transfer, assign, pledge, encumber, or change the Director's right to receive compensation shall be void.

ARTICLE 11. NAMED FIDUCIARY

         (a) The Bank is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

         (b) The Bank shall make all determinations as to rights to benefits under this Agreement. Any decision by the Bank denying a claim made by the Director or by a Beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Director or such Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Bank's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Bank shall afford a reasonable opportunity to the Director or such Beneficiary for a full and fair review of the decision denying such claim.

         (c) Subject to the foregoing, the Board of Directors of the Bank shall have full power and authority to interpret, construe and administer this Agreement. No member of the Board of Directors of the Bank shall, in any event, be liable



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to any person for any action taken or omitted in connection with the interpretation, construction or administration of this Agreement, so long as such action or omission to act be made in good faith. In no event, however, shall the provisions of Article 12 or any other provisions in this Agreement prevent the Director from seeking legal recourse for any claim he may have under this Agreement.

ARTICLE 12. FUNDING

         The Bank's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Bank shall not be obligated under any circumstances to fund or otherwise secure its obligations under this Agreement. Under no circumstances will the Bank, without the consent of the Director, cause this Agreement to be directly funded in whole or part through escrow, trust, or otherwise such as to create a pre-retirement or post-retirement taxable event to the Director or the Director's Beneficiary.

ARTICLE 13. DIRECTOR RIGHTS

         The rights of the Director, any designated Beneficiary of the Director, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Director, a designated Beneficiary of the Director, or any other person claiming through the Director shall only have the right to receive from the Bank those payments as specified under this Agreement.

ARTICLE 14. ASSETS

         The Director, the Director's designated Beneficiary, or any other person claiming through the Director shall have no rights or interests whatsoever in any asset of the Bank in connection with the liabilities the Bank has assumed under this Agreement, or otherwise. Any asset used or acquired by the Bank in connection with the liabilities it has assumed



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under this Agreement shall not be deemed to be held in trust for the benefit of the Director or the Director's designated Beneficiary, nor shall it be considered security for the performance of the obligations of the Bank, and it shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

ARTICLE 15. AMENDMENT

         During the lifetime of the Director and prior to retirement, this Agreement may be amended or revoked at any time, in whole or part, by the mutual written agreement of the Bank and the Director.

ARTICLE 16. LAW GOVERNING

         This Agreement shall be governed by the laws of the state of Mississippi.

ARTICLE 17. SEVERABILITY

         In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

ARTICLE 18. SUICIDE

         Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable if the Director's death results from suicide, whether sane or insane, within two years after the execution of this Agreement. If the Director dies during this two year period due to suicide, the fees deferred will be paid to the Director's designated Beneficiary in a single payment. Payment is to be made within thirty days after the Director's death is declared a suicide by competent legal authority.



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Credit shall be given to the Bank for payments made prior to determination of suicide.

ARTICLE 19. PERIOD OF ECONOMIC HARDSHIP

         If, in any year, payments made under this Agreement would, in the sole judgment of the Board of Directors, create economic hardship for the Bank's depositors, the Board of Directors has full authority to postpone such payments. However, upon such postponement, the Bank will increase the total sum payable to the Director or the Director's Beneficiaries under this Agreement by an actuarially determined amount.

ARTICLE 20. PRIOR AGREEMENTS

         This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement, in triplicate, the day and year written here below.



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          Date



                                                   FIRST NATIONAL BANK
                                                  VICKSBURG, MISSISSIPPI



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          Date                                          Title



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